Exhibit 10.1
LOAN AND SECURITY AGREEMENT
     THIS LOAN AND SECURITY AGREEMENT (“Agreement”) is made this 15th day of JUNE, 2007, by and between CUISINE SOLUTIONS, INC., a Delaware corporation (the “Borrower”), and BRANCH BANKING AND TRUST COMPANY (the “Bank”).
RECITALS:
     WHEREAS, Bank has agreed to make a revolving line of credit loan in the maximum principal amount permitted to be outstanding at any one time of SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.00) to Borrower; and
     WHEREAS, Bank is willing to make such loan upon the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, Borrower and Bank do hereby agree as follows:
1. CONSTRUCTION AND DEFINITION OF TERMS.
     All terms used herein without definition which are defined by the Virginia Uniform Commercial Code shall have the meanings assigned to them by the Virginia Uniform Commercial Code, as in effect on the date hereof, unless and to the extent varied by this Agreement. All accounting terms used herein without definition shall have the meanings assigned to them as determined by generally accepted accounting principles. Whenever the phrase “satisfactory to Bank” is used in this Agreement such phrase shall mean “satisfactory to Bank in its sole discretion.” The use of any gender or the neuter herein shall also refer to the other gender or the neuter and the use of the plural shall also refer to the singular, and vice versa. In addition to the terms defined elsewhere in this Agreement, unless the context otherwise requires, when used herein, the following terms shall have the following meanings:
     1.01 “Accounts” shall have the meaning set forth in SCHEDULE “DD” attached hereto and made a part hereof.
     1.02 “Account Debtor” shall have the meaning set forth in SCHEDULE “DD” attached hereto and made a part hereof.
     1.03 “Advance” shall mean each disbursement of Loan proceeds made by Bank.
9530034477-00003

     1.04 “Bankruptcy Code” means the United States Bankruptcy Code, as amended from time to time.
     1.05 “Borrowing Base” (sometimes, the “Advance Rate”), shall have the meaning set forth in Section DD.02 of SCHEDULE “DD” attached hereto and made a part hereof.
     1.06 “Banking Day” shall mean any day that banks in the District of Columbia are not required or permitted to be closed.
     1.07 “Certified” shall mean that the information, statement, schedule, report or other document required to be “certified” shall contain a representation of a duly authorized officer of Borrower that such information, statement, schedule, report or other document is true and correct and complete.
     1.08 “Closing” shall mean the date on which funds are first advanced to Borrower hereunder.
     1.09 “Collateral” shall mean all of Borrower’s personal property, both now owned and hereafter acquired, including, but not limited to:
     (a) Accounts;
     (b) Chattel paper;
     (c) Deposit accounts;
     (d) Documents;
     (e) Equipment;
     (f) Fixtures;
     (g) General intangibles;
     (h) Goods;
     (i) Instruments;
     (j) Inventory;
     (k) Investment property;
     (l) Letter-of-credit rights; and
     (m) Proceeds and products of all of the foregoing.

     1.10 “Eligible Accounts” shall have the meaning set forth in SCHEDULE “DD” attached hereto and made a part hereof.
     1.11 “Eligible Inventory” shall have the meaning set forth in SCHEDULE “DD” attached hereto and made a part hereof.
     1.12 “Event of Default” shall mean any of the events described in Section 8 hereof.
     1.13 “GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.
     1.14 “Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     1.15 “Hazardous Materials” means (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, operated or acquired by Borrower is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.
     1.16 “Hazardous Materials Contamination” means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials on any property owned, operated or controlled by Borrower or for which Borrower has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, operated or acquired by Borrower, and any other contamination by Hazardous Materials for which Borrower is, or is claimed to be, responsible.
     1.17 “Indebtedness” shall include all items which would properly be included in the liability section of a balance sheet or in a footnote to a financial statement, in accordance with generally accepted accounting principles, including, without limitation, contingent liabilities.

     1.18 “Laws” shall mean all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any Governmental Authority or political subdivision or agency thereof, or any court or similar entity established by any thereof.
     1.19 “Lien” shall mean any statutory or common law consensual or non-consensual mortgage, pledge, security interest, encumbrance, lien, right of setoff, claim or charge of any kind, including, without limitation, any conditional sale or other title retention transaction, any lease transaction in the nature thereof and any secured transaction under the Uniform Commercial Code of any jurisdiction.
     1.20 “Loan” shall mean the Revolving Loan.
     1.21 “Loan Base Report” shall have the meaning set forth in SCHEDULE “DD” attached hereto and made a part hereof.
     1.22 “Loan Documents” shall mean this Agreement, the Note any other instrument, document, and agreement relating thereto, and any and all other agreements, contracts, promissory notes, security agreements, assignments, subordination agreements, pledge or hypothecation agreements, mortgages, deeds of trust, leases, guaranties, instruments, letters of credit, letter-of-credit agreements and documents now and hereafter existing between Bank and Borrower, executed and/or delivered in connection with the Loan or otherwise or guaranteeing, securing or in any other manner relating to any of the Obligations, together with any other instrument or document executed by Borrower, Bank or any other person in connection with the Loan. Additional terms, conditions and covenants of this Agreement are described in Schedule “DD”, the terms of which are hereby incorporated herein by reference.
     1.23 “Note” shall mean the Promissory Note (Revolving Line of Credit) in the maximum principal amount permitted to be outstanding at any one time of SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.00), to be executed and delivered by Borrower at or prior to Closing pursuant to 5.03(a) hereof, and all renewals, replacements and extensions thereof.
     1.24 “Obligations” shall include the full and punctual observance and performance of all present and future duties, covenants and responsibilities due to Bank by Borrower under this Agreement, the Note, the Loan Documents and otherwise, all present and future obligations and liabilities of Borrower to

Bank for the payment of money under this Agreement, the Note, the Loan Documents and otherwise (extending to all principal amounts, interest, late charges, fees and all other charges and sums, as well as all costs and expenses payable by Borrower under this Agreement, the Note, the Loan Documents and otherwise), whether direct or indirect, contingent or non-contingent, matured or unmatured, accrued or not accrued, related or unrelated to this Agreement, whether or not now contemplated, whether or not any instrument or agreement relating thereto specifically refers to this Agreement, including, without limitation, overdrafts in any checking or other account of Borrower at Bank and claims against Borrower acquired by assignment to Bank, whether or not secured under any other document, or agreement or statutory or common law provision, as well as all renewals, refinancings, consolidations, re-castings and extensions of any of the foregoing, the parties acknowledging that the nature of the relationship created hereby contemplates the making of future advances by Bank to Borrower.
     1.25 “On-Site Asset-Based Lending Collateral Reviews/ Examinations” shall have the meaning set forth in SCHEDULE “DD” attached hereto and made a part hereof.
     1.26 “Permitted Liens” shall mean (a) Liens of Bank, (b) Liens for taxes not delinquent or for taxes being diligently contested in good faith by Borrower by appropriate proceedings, subject to the conditions set forth in Subsection 4.07 hereof, (c) mechanic’s, workman’s, materialman’s, landlord’s, carrier’s and other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being diligently contested in good faith by Borrower by appropriate proceedings, provided such Liens did not arise in connection with the borrowing of money or the obtaining of advances or credit and do not, in Bank’s discretion, in the aggregate materially detract from the value of Borrower’s assets or materially impair the use thereof, and (d) Liens specifically consented to by Bank in writing.
     1.27 “Person” shall have the meaning set forth in SCHEDULE “DD” attached hereto and made a part hereof.
     1.28 “Revolving Loan” shall mean the revolving line of credit loan in the maximum principal amount permitted to be outstanding at any one time of SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.00) evidenced by the Note.
     1.29 “Revolving Loan Committed Amount” shall mean SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.00).

     1.30 “Subsidiary” shall include any corporation at least a majority of the outstanding Voting Stock of which is owned, now or in the future, by Borrower, or by one of the stockholders of the Borrower, or by Borrower, and one or more of its Subsidiaries.
     1.31 “Tangible Net Worth” shall mean at any date, the shareholders’ equity (or total partners’ or members’ capital accounts if Borrower is a partnership or limited liability company, as applicable), determined in accordance with GAAP, less (i) all accounts receivable due from shareholders, directors, officers, affiliates, Subsidiaries, partners, members or managers, and (ii) the value of all intangible assets, plus all Indebtedness which is fully and expressly subordinated in writing to Bank and Bank’s right to receive payment in full of all the Indebtedness owed to Bank, fees and costs, if any, on terms and conditions acceptable to Bank.
     1.32 “Voting Stock” shall mean the shares of any class of capital stock of a corporation having ordinary voting power to elect the directors, officers or trustees thereof, including such shares that shall or might have voting power by reason of the occurrence of one or more conditions or contingencies.
2. LOAN.
     2.01 Loan Commitment. Subject to, and in accordance with the terms, conditions and provisions of this Agreement, the Bank agrees to make the Loan to the Borrower. The principal amount of the Revolving Loan shall be advanced by Bank to Borrower on a revolving credit basis pursuant to the terms hereof until the earlier to occur of (a) twenty four (24) months following the date hereof, or (b) the date the Bank terminates the Loan pursuant to the provisions of Section 9 hereof; provided, that, the aggregate principal amount of the Revolving Loan advanced by Bank to Borrower and outstanding at any one time shall at no time exceed the lesser of (i) the Revolving Loan Committed Amount or (ii) the Borrowing Base.
     2.02 Manner of Borrowing and Disbursement of Revolving Credit Loan. Each Advance on account of the Revolving Loan shall be made by the Bank to the Borrower no more than on the fifth (5th) Banking Day on which Bank actually receives written notice from the Borrower setting forth the amount of such Advance, provided, that, such written notice is actually received by Bank before 12:00 Noon Eastern Time (Standard or Daylight as then applicable) on such Banking Day, or on such later date set forth in Borrower’s notice. Prior to making any Advances hereunder, the Bank will require the Borrower to submit to the Bank, for its approval, a written statement of the purpose of such Advance, together with a statement of the contemplated source of repayment of the same. Each Advance on account of the Revolving Loan shall be credited to a banking account of the Borrower with the Bank or disbursed as otherwise instructed by Borrower in its notice requesting such Advance. With respect to all matters and transactions in connection therewith, the Borrower hereby irrevocably authorizes the Bank to accept, rely upon, act upon, and comply with any written instructions, requests, confirmations, and orders from Borrower. The Borrower acknowledges that the transmission between the Borrower and the Bank of any such instructions, requests, confirmations, and orders involves the possibility of errors, omissions, mistakes, and discrepancies and agrees to adopt such internal measures and operational procedures to protect its interests. By reason thereof, the Borrower hereby assumes all risk of loss and responsibility for, and releases and discharges the Bank from any and all responsibility or liability for and agrees to indemnify, reimburse on demand, and hold the Bank harmless from, any and all claims, actions, damages, losses, liability, and expenses by reason of, arising out of or in any way connected with or related to (a) the Bank’s accepting, relying and acting upon, complying with, or observing any such instructions, requests, confirmations, or orders, and (b) any such errors, omissions, mistakes, and discrepancies; provided, that, the foregoing release and indemnification shall not apply to matters attributable to Bank’s gross negligence or intentional willful misconduct.
     2.03 The Account. The Bank shall establish and maintain an account on the books of the Bank evidencing the indebtedness of the Borrower to the Bank under the provisions of this Agreement with respect to the Revolving Loan to which (a) the amount of each Revolving Loan Advance made by the Bank shall be debited by recording therein on the date of each Advance a debit entry in the amount of the Advance, (b) each payment on the Revolving Loan made by the Borrower shall be credited by recording therein on the date received a credit entry in the amount of such payment, (c) all interest on the Revolving Loan not paid as and when due and payable shall be debited by recording therein on the date such interest becomes past due a debit entry in the amount of such interest, (d) all Expense Payments (hereinafter defined) not paid as and when due and payable shall be debited by recording therein on the date such Expense Payment becomes due a debit entry in the amount of such Expense Payment, (e) all Liquidation Costs (hereinafter defined) shall be debited by recording therein on the date incurred the amount of such Liquidation Costs, and (f) all other charges, interest, and expenses chargeable by the Bank to the Borrower under this Agreement not paid as and when due and payable shall be debited by recording therein on the date such charges, interest, and expenses become past due a debit entry in the amount of such charges, interest, and expenses. All credit entries to such account are conditional and shall be readjusted as of the date made if final payment is not received by the Bank in cash or solvent credits. The entries made by the Bank to such account shall constitute prima facie evidence of the existence and amounts of the Borrower’s indebtedness to the Bank under the provisions of this Agreement.
     2.04 Note. The Loan shall be evidenced by and repaid in accordance with the Note.
3. SECURITY.
     3.01 Security Interest. As security for the payment and performance of all of the Obligations and performance under the Loan Documents, Borrower hereby irrevocably and unconditionally assigns, pledges and grants to Bank a continuing security interest in the Collateral. Bank’s assignment, pledge and grant is coupled with an interest and shall continually exist until all Obligations have been paid in full. If required by Bank at any time, Borrower shall make notations, satisfactory to Bank, on its books and records disclosing the existence of Bank’s security interest in the Collateral. Borrower agrees that, with respect to the Collateral, Bank shall have all the rights and remedies of a secured party under the Virginia Uniform Commercial Code, Bank shall have no liability or duty, either before or after the occurrence of an Event of Default hereunder, on account of loss or damage to, or to collect or enforce any of its rights against, the Collateral, or to preserve any rights against account debtors or other parties with prior interests in the Collateral.
     3.02 Covenants and Representations Concerning Collateral. With respect to all of the Collateral, Borrower covenants, warrants and represents that:
          (a) No financing statement covering any of the Collateral is on file in any public office or land or financing records except for financing statements in favor of Bank and financing statements with respect to any Permitted Liens.
          (b) Borrower is the legal and beneficial owner of all of the Collateral, free and clear of all Liens, except for Permitted Liens.

          (c) The security interest granted Bank hereunder shall constitute a first Lien upon the Collateral, except for Permitted Liens, and Borrower will not, except in the ordinary course of business, transfer, discount, sell or assign any interest in the Collateral nor permit any other Lien to be created or remain thereon except for Permitted Liens.
          (d) Borrower will maintain the Collateral in good order and condition, ordinary wear and tear excepted, and will use, operate and maintain the Collateral in compliance with all laws, regulations and ordinances and in compliance with all applicable insurance requirements and regulations. Borrower will pay promptly all taxes, judgments and charges of any kind levied or assessed thereon, unless disputed in good faith and, if requested by the Bank, bonded off to the Bank’s satisfaction. Borrower shall promptly notify Bank in writing of any such dispute, and any pending or threatened litigation involving the Collateral. Borrower shall promptly pay when due all transportation, storage, warehousing and other such charges and fees affecting or arising out of or relating to the Collateral and shall defend the Collateral, at Borrower’s expense, against all claims and demands of any persons claiming any interest in the Collateral adverse to Borrower or Bank.
          (e) At all reasonable times Bank and its agents and designees may enter Borrower’s premises and inspect the Collateral and all books and records of Borrower (in whatever form) relating to the Collateral or to the finances and operations of Borrower’s business.
          (f) Borrower will maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such loss deductible amounts and with such companies as may be satisfactory to Bank, and each such policy shall contain a clause or endorsement satisfactory to Bank naming Bank as loss payee and a clause or endorsement satisfactory to Bank that such policy may not be cancelled or altered and Bank may not be removed as loss payee without at least thirty (30) days prior written notice to Bank. In all events, the amounts of such insurance coverages shall conform to prudent business practices and shall be in such minimum amounts that Borrower will not be deemed a co-insurer under applicable insurance laws, regulations, policies or practices. Borrower hereby assigns to Bank and grants to Bank a security interest in any and all proceeds of such policies and authorizes and empowers Bank to adjust or compromise any loss under such policies and to collect and receive all such proceeds. Borrower hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to Bank and not to Borrower and Bank jointly. Borrower authorizes and empowers Bank to execute and endorse in Borrower’s name all proofs of loss, drafts, checks and any other documents or instruments necessary to accomplish such collection, and any persons making payments to Bank under the terms of this paragraph are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid. After deduction from any such proceeds of all costs and expenses (including attorney’s fees) incurred by Bank in the collection and handling of such proceeds, the net proceeds shall be applied as follows. If no Event of Default shall have occurred and be continuing, such net proceeds may be applied, at Borrower’s option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Bank, or as a credit against such of the Obligations, whether matured or unmatured, as Bank shall determine in Bank’s sole discretion. In the event that Borrower may and does elect to replace or restore as aforesaid, then such net proceeds shall be deposited in a segregated account of Borrower at Bank subject to the sole order of Bank and shall be disbursed therefrom by Bank in such manner and at such times as Bank deems appropriate to complete such replacement or restoration; provided, however, that if an Event of Default shall occur at any time before or after replacement or restoration has commenced, then thereupon Bank shall have the option to apply all remaining net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Bank, or as a credit against such of the Obligations, whether matured or unmatured, as Bank shall determine in Bank’s sole discretion. If an Event of Default shall have occurred prior to such deposit of the net proceeds, then Bank may, in its sole discretion, apply such net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Bank, or as a credit against such of the Obligations, whether matured or unmatured, as Bank shall determine in Bank’s sole discretion.
          (g) All information, schedules, certificates, records and data furnished to the Bank are true and correct in all material respects and complete insofar as completeness may be necessary to give the Bank accurate knowledge of the subject matter.
          (h) All books and records of Borrower pertaining to the Collateral are located at 85 South Bragg Street, Suite 600, Alexandria, Virginia 22312, and Borrower will not change the location of such books and records without the prior written consent of Bank.

          (i) Borrower shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments and documents as Bank may request to vest in and assure to Bank its rights hereunder or in any of the Collateral, including, without limitation, placing legends on Collateral or on books and records pertaining to Collateral stating that Bank has a security interest therein.
          (j) Borrower shall cooperate with Bank to obtain and keep in effect one or more control agreements in deposit account, electronic chattel paper, investment property and letter of credit rights Collateral.
          (k) Borrower authorizes Bank to file financing statements covering the Collateral and all personal property of Borrower and containing such legends as Bank shall deem necessary or desirable to protect Bank’s interest in the Collateral. Borrower agrees to pay all taxes, fees and costs (including attorneys’ fees) paid or incurred by Bank in connection with the preparation, filing or recordation thereof.
          (l) Whenever required by Bank, Borrower shall promptly deliver to Bank, with all endorsements and/or assignments required by Bank, all instruments, chattel paper, guaranties and the like received by Borrower constituting, evidencing or relating to any of the Collateral or proceeds of any of the Collateral.
          (m) Borrower shall not file any amendments, correction statements or termination statements concerning the Collateral without the prior written consent of Bank.
          (n) If any Collateral arises out of a contract with the United States Government or any department, agency or instrumentality thereof, Borrower shall immediately notify Bank thereof and shall execute and deliver to Bank specific assignments of those contracts and the related United States Government accounts of Borrower and shall do such other things as may be satisfactory to Bank in order that all sums due and to become due to Borrower under such contract shall be duly assigned to Bank in accordance with the Federal Assignment of Claims Act (31 United States Code ‘3727; 41 United States Code’ 15) as in effect on the date hereof and as hereafter amended and/or any other applicable laws and regulations relating to the assignment of governmental obligations. Payments on United States Government contracts or United States Government accounts which have been specifically assigned to Bank by means of a direct assignment, as provided herein, shall be made directly to Bank, for payment to the Obligations. The separate assignment of specific United States Government contracts to Bank, as contemplated herein, shall not be deemed to limit Bank’s security interest to the payments under those particular United States Government contracts and the related United States Government accounts, but rather Bank’s security interest shall extend to any and all United States Government contracts and the related United States Government accounts and proceeds thereof, now or hereafter owned or acquired by Borrower. During the term of this Agreement, Borrower agrees and covenants not to make any assignment of any of the United States Government contracts to any party other than Bank without Banks prior written consent.
4. REPRESENTATIONS AND WARRANTIES.
     To induce Bank to enter into this Agreement, Borrower represents and warrants to Bank that as of the Closing:
     4.01 State of Organization, Legal Name and Good Standing. Borrower’s state of organization and exact legal name are set forth in the first paragraph of this Agreement. Borrower is an entity, duly organized, legally existing and in good standing under the laws of the jurisdiction of its organization, has the power to own its property and to carry on its business and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.
     4.02 Authority. Borrower has full power and authority to enter into this Agreement, to make the borrowing hereunder, to execute and deliver all documents and instruments required hereunder and to incur and perform the Obligations provided for herein and in the Note, all of which have been duly authorized by all necessary and proper corporate and/or other action, and no consent or approval of any person, including, without limitation, equity owners of Borrower and any public authority or regulatory body, which has not been obtained, is required as a condition to the validity or enforceability hereof or thereof.
     4.03 Binding Agreements. This Agreement has been duly and properly executed by Borrower, constitutes the valid and legally binding obligation of Borrower and is fully enforceable against Borrower in accordance with its terms.
     4.04 No Conflicting Agreements. The execution and performance by Borrower of this Agreement, the borrowing hereunder, and Borrower’s execution and delivery of and performance under the Note will not (a) violate (i) any provision of law, any order, rule or regulation of any court or other agency of government, (ii) any award of any arbitrator, (iii) the organizational documents of Borrower, or (iv) any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Borrower is a party or by which it or any of its property is bound, or (b) be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such award, indenture, contract, agreement, mortgage, deed of trust or other instrument, or result in the creation or imposition of any Lien upon any of the property or assets of Borrower.
     4.05 Litigation. There are no undisclosed judgments, claims, actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its properties, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which may result in any material adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of Borrower, and Borrower is not, to its knowledge, in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would have a material adverse effect on Borrower.
     4.06 Financial Condition. The financial statements of Borrower heretofore delivered to Bank are true and complete, fairly present the financial condition of Borrower as at such dates and the results of its operations for the period then ended and were prepared in accordance with GAAP applied on a consistent basis for prior periods. There is no Indebtedness of Borrower as of the date of such statements which is not reflected therein, and no material adverse change in Borrower’s financial condition has occurred since the date of such statements.
     4.07 Taxes. Except as otherwise disclosed to the Bank, Borrower has paid or caused to be paid all federal, state and local taxes to the extent that such taxes have become due. Borrower has filed or caused to be filed all federal, state and local tax returns which are required to be filed by Borrower.
     4.08 Title to Properties. Borrower has good and marketable title to all of its properties and assets (including the Collateral) and all of the properties and assets of Borrower are free and clear of Liens, except for Permitted Liens, and has made no assignments thereof except to Bank.
     4.09 Subsidiaries. Borrower has no Subsidiaries other than Subsidiaries previously disclosed to the Bank.
     4.10 Licenses and Permits. Borrower has duly obtained and now holds all licenses, permits, certifications, approvals and the like required by federal, state and local laws of the jurisdiction in which Borrower conducts its business and each remains valid and in full force and effect and Borrower has paid all fees, taxes, assessments and other charges necessary to maintain same.
     4.11 Certain Indebtedness. There is no Indebtedness of Borrower owing to any employee, officer, stockholder or director of Borrower other than accrued salaries, commissions and the like and any Indebtedness subordinated to the Obligations pursuant hereto.
     4.12 Broker’s or Finder’s Commissions. No broker’s or finder’s fee or commission is or will be payable in connection with the issuance of the Note or otherwise in connection with this Agreement or the transactions contemplated hereby, and Borrower agrees to save harmless and indemnify Bank from and against any claim, demand, action, suit, proceeding or liability for any such fee or commission.
     4.13 Outstanding Indebtedness. Borrower has no outstanding Indebtedness except as permitted by Subsection 7.01 hereof and there exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.
     4.14 No Adverse Change. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower since the date of the latest financial statements referred to in Section 6.01, below.
     4.15 Use of Loan Proceeds. The proceeds of the Loan shall be used solely for carrying on a business or commercial enterprise.
     4.16 No Default. No Event of Default (hereinafter defined), and no event which, with notice or passage of time or both would constitute an Event of Default, has occurred hereunder.

5. CONDITIONS OF LENDING.
     Bank shall have no obligation to make any Advance of the proceeds of the Loan unless each of the following conditions precedent shall be satisfied as of the time of such Advance:
     5.01 Representation and Warranties. Bank shall be fully satisfied that all covenants, representations and warranties set forth in this Agreement are true and correct on and as of such time with the same effect as though such covenants, representations and warranties had been made on and as of such time.
     5.02 Event of Default. No Event of Default or event which, with notice or passage of time or both, would constitute an Event of Default shall have occurred hereunder.
     5.03 Documents. There shall have been delivered to Bank, fully completed and duly executed (when applicable), the following documents, the terms of which are hereby specifically incorporated herein by reference as though fully set forth:
(a)	The Note.

(b)	This Agreement.

(c)	The Financing Statement(s).

(d)	The Landlord Waiver(s).

(e)	The Collateral Assignment.

(f)	Evidence fully satisfactory to Bank and Bank’s counsel that all loss payee clauses or endorsements in favor of Bank required pursuant to the Loan Documents are in effect, together with copies of all insurance policies and endorsements.
     5.04 Borrowing Base Certificate; Advance Rate; Monthly Reporting. At the time of each Advance of the Revolving Loan, and on a monthly basis by the 15th of each month, Borrower shall submit to the Bank a completed Loan Base Report. On a monthly basis, by the 15th of each month, Borrower shall also submit to the Bank (i) an aged analysis of all outstanding accounts receivable and payable, and (ii) an Inventory report, in form and substance satisfactory to the Bank. Advances hereunder shall not be permitted to exceed the lesser of the Revolving Loan Committed

Amount or the Borrowing Base as calculated in connection with such completed Loan Base Report.
     5.05 On-Site Reviews; Fees. Borrower shall pay to the Bank the sum of $250.00 per month as a fee for the use of Bank’s Asset-Based Lending Service, as well as any other fees set forth in set forth in SCHEDULE “DD” attached hereto. Borrower shall pay to Bank as reimbursement for expense(s) incurred in the proper monitoring and management of the Accounts and Inventory by the Bank any unusual expense(s) such as, but not limited to, travel expense(s), specialized equipment needed to count and/or value goods pledged as collateral to Bank, the use of outside firms to perform On-Site Asset-Based Lending Collateral Reviews/Examinations as deemed necessary by Bank to properly manage/monitor collateral, with said reimbursement being represented by receipts and/or listing of expense(s) submitted to the Borrower by Bank along with the Bank’s invoice for payment/reimbursement.
6. AFFIRMATIVE COVENANTS.
     Borrower covenants and agrees with Bank that, until all of the Obligations have been paid in full, Borrower and its Subsidiaries, if any, will:
     6.01 Financial Reporting Requirements.
          Furnish to Bank:
          (a) As soon as available, but in no event more than thirty (30) days after the end of each quarterly accounting period of Borrower, a statement of consolidating and consolidated income and retained earnings and changes in consolidated financial position of Borrower for such period and for the period from the beginning of the current year of Borrower to the end of such period, and a consolidating and consolidated balance sheet of Borrower and its Subsidiaries, if any, as at the end of such period, setting forth in each case in comparative form figures for the corresponding periods in the preceding fiscal year of Borrower, all in form and detail satisfactory to Bank, which fairly represents the financial condition of the Borrower, certified by the principal financial officer of Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes an Event of Default or which could constitute an Event of Default with the giving of notice and/or the lapse of time and, if so, stating the facts with respect thereto.

          (b) As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, a statement of consolidating and consolidated income and retained earnings and changes in consolidated financial position of Borrower and its Subsidiaries, if any, for such year, and a consolidating and consolidated balance sheet of Borrower and its Subsidiaries, if any, as at the end of such year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year of Borrower, all in form and detail satisfactory to Bank, audited in accordance with generally accepted accounting principles consistently applied by independent certified public accountants satisfactory to Bank and accompanied by a Certificate of the Chief Financial Officer of Borrower stating whether any event has occurred which constitutes an Event of Default or which could constitute an Event of Default with the giving of notice and/or the lapse of time and, if so, stating the facts with respect thereto; and
          (c) On a bi-monthly basis, the Borrower shall deliver to the Bank evidence satisfactory to the bank that the payments owed to Merchants Terminal Corporation are current; and
          (d) Such other information, tax returns, reports or statements concerning the operations, business affairs and/or financial condition of Borrower and its Subsidiaries, if any, as Bank may reasonably request from time to time.
     6.02 Taxes. Pay and discharge all taxes, assessments and governmental charges upon Borrower, its income and properties prior to the date on which penalties are attached thereto.
     6.03 Continuation of Business and Compliance With Laws. Continue its and its Subsidiaries’, if any, business operations as now being conducted and comply with all applicable federal, state and local laws, rules, ordinances, regulations and orders.
     6.04 Litigation. Promptly notify Bank in writing of any action, suit or proceeding at law or in equity by or before any court, governmental agency or instrumentality which could result in any material change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of Borrower and its Subsidiaries, if any.
     6.05 Extraordinary Loss. Promptly notify Bank in writing of any event causing extraordinary loss or depreciation of the value of any of Borrower’s or its Subsidiaries’, if any, assets and the facts with respect thereto.

     6.06 Books and Records/Depository Accounts. Keep and maintain proper and current books and records which fairly represent the financial condition of the Borrower and permit access by Bank to, reproduction by Bank of and copying (all at the Borrowers expense) by Bank from, such books and records during normal business hours. Borrower will maintain its primary deposit relationship with Bank until the Obligations are repaid in full.
     6.07 Maintenance of Properties. Maintain all properties and improvements necessary to the conduct of Borrower’s or its Subsidiaries’, if any, business in good working order and condition, ordinary wear and tear excepted, and cause replacements and repairs to be made when necessary for the proper conduct of its business.
     6.08 Patents, Franchises, etc. Maintain, preserve and protect all licenses, patents, franchises, trademarks and trade names of Borrower and its Subsidiaries, if any, or licenses by Borrower or any Subsidiary, which are necessary to the conduct of the business of Borrower or its Subsidiaries, if any, as now conducted, free of any conflict with the rights of any other person.
     6.09 Insurance. Maintain with insurers and in amounts satisfactory to Bank such insurance against such risks and with such loss deductible amounts as may be reasonably required by or reasonably acceptable to Bank.
     6.10 Evidence of Insurance. Deliver to Bank from time to time as requested, and periodically if Bank shall so require, evidence reasonably satisfactory to Bank that all insurance and endorsements required by the Bank pursuant to section 6.09 hereof, are in effect.
     6.11 Financial Information. Deliver to Bank, promptly upon request, and periodically if Bank shall so require, any reasonable information, statements or reports concerning Borrower’s and its Subsidiaries’, if any, business, financial affairs or any other matter or matters as may be requested by Bank, including, without limitation, copies of federal and state tax returns of Borrower and its Subsidiaries, if any.
     6.12 Further Assurances. The Borrower shall promptly, upon request, execute, acknowledge and deliver any financing statement, endorsement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document as the Bank may reasonably require in order to perfect, preserve, maintain, protect, continue or extend the lien or security interest of the Bank under this Agreement and its priority. The Borrower shall pay to the Bank on demand all taxes, costs and expenses (including, but not limited to, reasonable attorney’s fees) incurred by the Bank in connection with the preparation, execution, recording and filing of any such document or instrument mentioned aforesaid.
     6.13 Financial Covenants.
     (a) Borrower will maintain a ratio of total Indebtedness to Tangible Net Worth not to exceed 2 to 1 as of June 30, 2007, and as of the end of each fiscal year thereafter. For purposes of this Section 6.13, all Indebtedness which is fully and expressly subordinated in writing to Bank and Bank’s right to payment in full of all of the Obligations and Other Obligations, on terms and conditions acceptable to Bank (“Subordinated Debt”), shall be deemed excluded from the term “Indebtedness.”
     (b) Borrower will maintain Tangible Net Worth plus Subordinated Debt of not less than $9,000,000.00, to be tested by the Bank on a quarterly basis.
     6.14 Loan Base Report. The Borrower shall submit completed Loan Base Reports to Bank each month (together with an aged analysis of all outstanding accounts receivable and payable, and an inventory report) by the fifteenth (15th) day of each calendar month, which submissions shall be in addition to, and not in lieu of, the Loan Base Reports submitted with each Advance.
     6.15 Borrowing Base. In the event that the principal amount of the Revolving Loan ever exceeds the Borrowing Base, as determined by Bank, Borrower will immediately curtail the principal amount of the Revolving Loan on Bank’s demand so that it does not exceed the Borrowing Base.
7.  NEGATIVE COVENANTS.
     Borrower covenants and agrees with Bank that, until all Obligations have been paid in full, Borrower will not, directly or indirectly, without Bank’s prior written consent:
     7.01 Indebtedness. Create, incur, assume or permit to exist any Indebtedness except (a) Indebtedness to Bank, (b) current trade Indebtedness, and trade Indebtedness incurred in the normal course of business, (c) any Indebtedness specifically permitted hereunder, and (d) Indebtedness which shall be approved in advance by Bank in writing, in Bank’s sole discretion, and if required by Bank, subordinated to all Obligations by a written agreement satisfactory in form and substance to Bank and Bank’s counsel.
     7.02 Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien upon any of Borrower’s properties or assets, now owned or hereafter acquired by Borrower, other than Permitted Liens.
     7.03 Merger, Sale of Assets, Etc. Enter into or be a party to any merger or consolidation; sell, assign, transfer, convey or lease all or any part of its property or any interest therein except in the ordinary course of Borrower’s business as now being conducted; purchase or otherwise acquire all or substantially all of the assets of any other person, or any shares of stock of, or similar interest in, any other person.
     7.04 Guarantees. Guarantee or otherwise in any way become or be responsible for Obligations or Indebtedness of any other person, whether by agreement to purchase the Indebtedness of any other person, or by agreement for the furnishing of funds to any other person for the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging Indebtedness of any other person, or otherwise, except that Borrower may endorse negotiable instruments for collection in the ordinary course of business.
     7.05 Fiscal Year. Change Borrower’s fiscal year.
     7.06 Loans. Make or permit to exist any loan to any person.
     7.07 Subsidiaries. Form or acquire any Subsidiaries, without the prior written consent of the Bank.
     7.08 Change of Name. Change the name of Borrower or any Subsidiary of Borrower.
     7.09 Change of Management. Change the person(s) controlling the management and/or day to day activities of the Borrower.
     7.10 Trade Names. Permit any Accounts to be in the any trade name other than Borrower’s true corporate name.
     7.11 Other Agreements. Borrower will not enter into any agreement or undertaking containing any provision which would be violated or breached by performance of its obligations hereunder.

     7.12 Borrowing Base. At no time shall the outstanding principal balance of the Revolving Loan exceed the Borrowing Base, as determined by Bank.
8. EVENTS OF DEFAULT.
     The occurrence of any one or more of the following events shall constitute an “Event of Default”:
          (a) Any representation of warranty made herein in any of the Loan Documents or in any statement, report, certificate, opinion, financial statement or other document furnished or to be furnished in connection with this Agreement or the Loan Documents shall be false or misleading in any material respect.
          (b) Failure of Borrower to pay any of the Obligations, including, without limitation, any sum due Bank under this Agreement or any of the Loan Documents, when and as the same shall become due, whether at the due date thereof, by demand, by acceleration or otherwise, and such default shall continue for a period of ten (10) business days after written notice thereof from the Bank to the Borrower.
          (c) Default by Borrower beyond any applicable grace period, with respect to any Indebtedness of Borrower to any person or with respect to any Lien or document securing any Indebtedness of Borrower.
          (d) Failure of Borrower or any other person to observe or perform any warranty, covenant, condition or agreement to be observed or performed by Borrower or such other person under this Agreement or any of the Loan Documents, and such default shall continue for a period of thirty (30) days after written notice thereof from the Bank to the Borrower.
          (e) If Borrower, any Subsidiary or any guarantor of any of the Obligations shall (i) admit in writing its insolvency or its inability to pay generally its debts as they mature, (ii) make a general assignment for the benefit of creditors, (iii) commence a case under or otherwise seek to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law, statute or proceeding, or (iv) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for Borrower, any Subsidiary or any such guarantor or a substantial part of its property, or suffer any such receivership, trusteeship or proceeding to continue undismissed for a period of sixty (60) days.

          (f) If Borrower, any Subsidiary or any guarantor of any of the Obligations becomes a debtor in any case under any chapter of the United States Bankruptcy Code, and if the petition in Bankruptcy shall not be discharged or dismissed within sixty (60) days after the date on which such petition was filed.
          (g) Entry of any order, judgment or decree for the dissolution of Borrower, any Subsidiary or any guarantor of any of the Obligations that is not a natural person.
          (h) Entry of any judgment against Borrower, any Subsidiary or any guarantor of any of the Obligations, which judgment shall not have been discharged or execution thereof stayed within thirty (30) days after entry thereof or discharged within thirty (30) days after the expiration of any such stay, if such judgment is not fully covered by applicable insurance (which shall not include any bonding or other arrangement with which Borrower, a Subsidiary or such guarantor may be liable for indemnification to any extent).
          (i) If Borrower, any Subsidiary or any guarantor of any of the Obligations shall be enjoined or restrained in any manner from conducting its business in whole or in part and Bank shall determine, in its reasonable discretion, that the same materially impairs any of the Collateral or the prospect for full and punctual payment of all of the Obligations.
          (j) If any assets of Borrower, any Subsidiary or any guarantor of any of the Obligations shall be attached, levied upon, seized or repossessed or come into the possession of a trustee, receiver or other custodian which is not discharged within thirty (30) days.
          (k) If Borrower, any Subsidiary or any guarantor of any of the Obligations shall be or become insolvent or unable to pay its debts generally as they mature.
          (l) If there is a change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.
9. RIGHTS AND REMEDIES.
     9.01 Rights and Remedies of Bank. Upon the occurrence of an Event of Default, Bank may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies of a secured party under the Uniform Commercial Code and all other rights and remedies available to Bank under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:
          (a) Declare the Note, all interest accrued and unpaid thereon, and all other Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand or protest, all of which are hereby expressly waived.
          (b) Institute any proceeding or proceedings to enforce the Obligations and any Lien of Bank.
          (c) Take possession of the Collateral, and for that purpose, so far as Borrower may give authority therefor, enter upon the premises on which the Collateral or any part thereof may be situated and remove the same therefrom without any liability for suit, action or other proceeding by Borrower, BORROWER and its SUBSIDIARIES, if any, HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL, and require Borrower, at Borrower’s expense, to assemble and deliver the Collateral to such place or places as Bank may designate.
          (d) Operate, manage and control the Collateral, or permit the Collateral or any portion thereof to remain idle, or store the same, and collect all rents and revenues therefrom and sell or otherwise dispose of any or all of the Collateral (including, without limitation, sell, transfer or reassign any license) upon such terms and under such conditions as Bank, in its reasonable discretion, may determine, all without any notice or demand, and purchase or acquire any of the Collateral at any such sale or other disposition, all to the extent permitted by applicable law. Borrower shall have all risk of loss of the Collateral. Bank shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against account Borrowers or other parties with prior interests in the Collateral. If Bank actually receives any notices requiring action with respect to Collateral in Bank’s possession, Bank shall take reasonable steps to forward such notices to Borrower. Borrower is responsible for responding to notices concerning the Collateral, voting the Collateral, and exercising rights and options, calls and conversions of the Collateral. Bank’s sole responsibility is to take such action as is reasonably requested by Borrower in writing, however, Bank is not responsible to take any action that, in Bank’s sole judgment, would affect the value of the Collateral as security for the Obligations adversely. While Bank is not required to take certain actions, if action is needed, in Bank’s sole discretion, to preserve and maintain the Collateral, Borrower authorizes Bank to take such actions, but Bank is not obligated to do so.
          (e) Enforce Borrower’s rights against account debtors and other parties obligated on Collateral, including, but not limited to, the right to: (a) notify and/or require Borrower to notify any or all account debtors and other parties obligated on Collateral to make payments directly to Bank or in care of a post office lock box under the sole control of Bank established at Borrower’s expense subject to Bank’s customary arrangements and charges therefor, and to take any or all action with respect to Collateral as Bank shall determine in its sole discretion, including, without limitation, the right to demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring liability or responsibility to Borrower; (b) require Borrower to segregate and hold in trust for Bank and, on the day of Borrower’s receipt thereof, transmit to Bank in the exact form received by Borrower (except for such assignments and endorsements as may be required by Bank), all cash, checks, drafts, money orders and other items of payment constituting Collateral or proceeds of Collateral; and/or (c) establish and maintain at Bank a “Repayment Account,” which shall be under the exclusive control of and subject to the sole order of Bank and which shall be subject to the imposition of such customary charges as are imposed by Bank from time to time upon such accounts, for the deposit of cash, checks, drafts, money orders and other items of payments constituting Collateral or proceeds of Collateral from which Bank may, in its sole discretion, at any time and from time to time, withdraw all or any part. Bank’s collection and enforcement of Collateral against account debtors and other persons obligated thereon shall be deemed to be commercially reasonable if Bank exercises the care and follows the procedures that Bank generally applies to the collection of obligations owed to Bank. All cash and non-cash proceeds of the Collateral may be applied by Bank upon Bank’s actual receipt of cash proceeds against such of the Obligations, matured or unmatured, as Bank shall determine in Bank’s sole discretion.
     9.02 Power of Attorney. Effective upon the occurrence of an Event of Default, Borrower and its Subsidiaries, if any, hereby designate and appoint Bank and its designees as attorney-in-fact of Borrower and its Subsidiaries, if any, irrevocably and with power of substitution, with authority to receive, open and dispose of all mail addressed to Borrower, to notify the postal authorities to change the address for delivery of mail addressed to Borrower and its Subsidiaries, if any, to such other address as Bank designates; to endorse Borrower’s and its Subsidiaries, if any, name on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment or proceeds of the Collateral that may come into Bank’s possession; to sign Borrower’s and its Subsidiaries, if any, name on any invoices, documents, drafts against and notices to account debtors or other obligors of Borrower, assignments and requests for verification of accounts; to execute proofs of claim and loss; to execute any endorsements, assignments, or other instruments of conveyance or transfer; to adjust and compromise any claims under insurance policies; to execute releases; and to perform all other acts necessary and advisable, in Bank’s sole discretion, to carry out and enforce this Agreement and the Loan Documents. All acts of said attorney or designee are hereby ratified and approved by Borrower and its Subsidiaries, if any, and said attorney or designee shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law, except for gross negligence, willful misconduct or bad faith. This Power of Attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed or there exists any commitment of Bank to Borrower which could give rise to any Obligations.
     9.03 Cumulative Nature of Remedies. Each right, power and remedy of Bank shall be cumulative and concurrent, and recourse to one or more rights or remedies shall not constitute a waiver of any other right, power or remedy. It is mutually agreed that commercial reasonableness and good faith require Bank to give Borrower no more than five (5) days prior written notice of the time and place of any public disposition of the Collateral or of the time after which any private disposition or any other intended disposition is to be made.
     9.04 Liquidation Costs. The Borrower shall reimburse and pay to the Bank upon demand all costs and expenses (the “Liquidation Costs”), including, without limitation, attorneys’ fees and expenses, advanced, incurred by, or on behalf of the Bank in collecting and enforcing the its rights and remedies hereunder. All Liquidation Costs shall bear interest payable by the Borrower to the Bank upon demand from the date advanced or incurred until paid in full at a per annum rate of interest equal at all times to the then highest rate of interest charged on the principal of the Note, plus two percent (2%) per annum.

     9.05 Expense Payments. If the Borrower shall fail to make any payment or otherwise fail to perform, observe, or comply with any of the conditions, covenants, terms, stipulations, or agreements contained herein, or in any of the documents evidencing the Obligations, the Bank without notice to or demand upon the Borrower and without waiving or releasing any obligation or Event of Default may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, and may enter upon any premises of the Borrower for that purpose and take all such action thereon as the Bank may consider necessary or appropriate for such purpose. All sums so paid or advanced by the Bank (the “Expense Payments”), together with interest thereon from the date paid, advanced, or incurred until repaid in full at a per annum rate of interest equal at all times to the then highest rate of interest charged on the Note plus two percent (2%) per annum, shall be paid by the Borrower to the Bank upon demand by the Bank.
10. MISCELLANEOUS.
     10.01 Performance for Borrower. Borrower agrees and hereby authorizes that Bank may, in Bank’s sole discretion, but Bank shall not be obligated to, advance funds on behalf of Borrower without prior notice to Borrower, in order to insure Borrower’s compliance with any covenant, warranty, representation or agreement of Borrower made in or pursuant to this Agreement or any of the Loan Documents, to cover overdrafts in any checking or other accounts of Borrower at Bank or to preserve or protect any right or interest of Bank in the Collateral or under or pursuant to this Agreement or any of the Loan Documents, including without limitation, the payment of any insurance premiums or taxes and the satisfaction or discharge of any judgment or any Lien upon the Collateral or other property or assets of Borrower; provided, however, that the making of any such advance by Bank shall not constitute a waiver by Bank of any Event of Default with respect to which such advance is made nor relieve Borrower of any such Event of Default. Borrower shall pay to Bank upon demand all such advances made by Bank with interest thereon at the rate and determined in the manner provided in the Note. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Bank hereunder.
     10.02 Expenses. Whether or not any of the transactions contemplated hereby shall be consummated, Borrower agrees to pay to Bank at Closing or 30 days after the execution and delivery hereof, whichever is earlier, all expenses of Bank (including the reasonable fees and reasonable expenses of its counsel) in connection with the preparation of this Agreement and all documents and instruments referred to herein and all expenses of Bank in connection with the filing or recordation of all financing statements and instruments as may be required by Bank at the time of, or subsequent to, the execution of this Agreement, including, without limitation, all documentary stamps, recordation of any document or instrument in connection herewith. Borrower agrees to save harmless and indemnify Bank from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs, or any other expenses incurred by Bank in connection with this Agreement. The provisions of this Subsection 10.02 shall survive the execution and delivery of this Agreement and the payment of all other Obligations.
     10.03 Applications of Collateral. Except as may be otherwise specifically provided in this Agreement, all Collateral and proceeds of Collateral coming into Bank’s possession may be applied by Bank to any of the Obligations, whether matured or unmatured, as Bank shall determine in its sole discretion.
     10.04 Indemnification by Borrower. The Borrower hereby agrees to indemnify and hold harmless the Bank from and against all liabilities, claims, demands, and costs, including without limitation, reasonable attorney’s fees, arising out of or in connection with the Collateral, except arising from the Banks gross negligence, willful misconduct or bad faith.
     10.05 Receipt Sufficient Discharge to Purchaser. Upon any sale or other disposition of the Collateral or any part thereof, the receipt of the Bank or any other person making the sale or disposition shall be a sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obligated to see to the application thereof.
     10.06 Waivers by Borrower. Borrower hereby waives, to the extent the same may be waived under applicable law:
          (a) All claims, causes of action and rights of Borrower against Bank on account of actions taken or not taken by Bank in the exercise of Bank’s rights or remedies hereunder or under the Loan Documents, except arising from the Banks gross negligence, willful misconduct, bad faith, or in violation of any of the provisions hereof, or in the Loan Documents.
          (b) All claims of Borrower for failure of Bank to comply with any requirement of applicable law relating to enforcement of Bank’s rights or remedies hereunder or under the Loan Documents;
          (c) All rights of redemption of Borrower with respect to the Collateral;
          (d) In the event Bank seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required;
          (e) Presentment, demand for payment, protest and all exemptions;
          (f) Trial by jury in any action or proceeding of any kind or nature in connection with any of Obligations, this Agreement or any of the Loan Documents;
          (g) Settlement, compromise or release of the Obligations of any person primarily or secondarily liable upon any of the Obligations;
          (h) Substitution, impairment, exchange or release of any collateral security for any of the Obligations.
     Borrower agrees that Bank may exercise any or all of its rights and/or remedies hereunder and under the Loan Documents without resorting to and without regard to any collateral security or sources of liability with respect to any of the Obligations.
     10.07 Waivers by Bank. Neither any failure nor any delay on the part of Bank in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other rights, power or remedy.
     10.08 Bank’s Records. Every statement of account or reconciliation rendered by Bank to Borrower with respect to any of the Obligations shall be presumed conclusively to be correct and shall constitute an account stated between Bank and Borrower unless, within thirty (30) days after any such statement or reconciliation shall have been mailed, postage prepaid, to Borrower, Bank shall receive written notice of specific objection thereto.

     10.09 Modifications. No modification or waiver of any provision of this Agreement, the Note or any of the Loan Documents, and no consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.
     10.10 Bank’s Setoff. Bank shall have the right, in addition to all other rights and remedies available to it, to setoff against any or all of the Obligations any debt owing to Borrower by Bank, including, without limitation, any funds in any checking or other account now or hereafter maintained by Borrower at Bank. Borrower hereby confirms Bank’s right to banker’s lien and setoff, and nothing in this Agreement or any of the Loan Documents shall be deemed a waiver or prohibition of Bank’s rights of banker’s lien or setoff.
     10.11 Notices. Any notice or other communication in connection with this Agreement, if by registered or certified mail, shall be deemed to have been given when received by the party to whom directed, or, if by mail but not registered or certified, when deposited in the mail, postage prepaid, provided that any such notice or communication shall be addressed to a party hereto as provided below (or at such other address as such party shall specify in writing to the other parties hereto):
          (a) If to Borrower, at 85 South Bragg Street, Suite 600, Alexandria, Virginia 22312.
          (b) If to Bank, at 1717 King Street, Alexandria, Virginia 22314.
     10.12 Applicable Law. The performance and construction of this Agreement, the Note and the Loan Documents shall be governed by the internal laws of the Commonwealth of Virginia.
     10.13 Survival; Successors and Assigns. All covenants, agreements, representations and warranties made herein and in the Loan Documents shall survive Closing and the execution and delivery to Bank of the Note, and shall continue in full force and effect until all of the Obligations have been paid in full. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, agreements, representations and warranties by or on behalf of Borrower which are contained in this Agreement and the Loan Documents shall inure to the benefit of the successors and assigns of Bank. This Agreement may not be assigned by Borrower without the prior written consent of Bank.
     10.14 Use of Terms. The use of any gender or the neuter herein shall also refer to the other gender or the neuter and the use of the plural shall also refer to the singular, and vice versa.
     10.15 Severability. If any term, provision or condition, or any part thereof, of this Agreement or any of the Loan Documents shall for any reason be bound or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement, the Note, and the Loan Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.
     10.16 Merger and Integration. This Agreement and the attached Exhibits, if any, contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein, shall be valid or binding.
     10.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute the same instrument.
     10.18 Headings. The headings and subheadings contained in the titling of this Agreement are intended to be used for convenience only and do not constitute part of this Agreement.
     10.19 Consent to Jurisdiction; Service of Process. The Borrower hereby agrees and consents that any action or proceeding arising out of or brought to enforce the provisions of this Agreement may be brought in any appropriate court in the Commonwealth of Virginia or in any other court having jurisdiction over the subject matter, all at the sole election of the Bank, and by the execution of this Agreement the Borrower irrevocably consents to the jurisdiction of each such court. The Borrower hereby irrevocably appoints Ronald R. Zilkowski as its agent to accept service of process for it and on its behalf in any section and to receive any notices required pursuant to or by the terms of this Agreement.
     IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement, under seal as of the date first above written.

BORROWER: CUISINE SOLUTIONS, INC., a Delaware corporation
By:	/s/ Stanislas Vilgrain		[SEAL]
Stanislas Vilgrain,
President

By:	/s/ Ronald Zilkowski		[SEAL]
Ronald Zilkowski,
Treasurer

BANK: BRANCH BANKING AND TRUST COMPANY
By:	/s/ Henry Abott		[SEAL]
	Name:	Henry Abott
	Title:	AVP